Bank of Hawaii Corporation Second Quarter 2017 Financial Results

•Diluted Earnings Per Share $1.05
•Net Income $44.7 Million
•Board of Directors Increases Dividend to $0.52 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (July 24, 2017) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $1.05 for the second quarter of 2017, down from diluted earnings per share of $1.20 in the previous quarter and up from diluted earnings per share of $1.03 in the same quarter last year. Net income for the second quarter of 2017 was $44.7 million compared with net income of $51.2 million in the first quarter of 2017 and net income of $44.2 million in the second quarter of 2016. Income for the first quarter of 2017 included sales of $12.5 million in Visa Class B shares. There were no sales of Visa shares during the second quarter of 2017 or the second quarter of 2016.

Loan and lease balances increased to $9.4 billion at June 30, 2017, up 3.0 percent from March 31, 2017 and up 12.7 percent compared with June 30, 2016. Deposits grew 2.1 percent during the second quarter as balances increased to $14.8 billion at June 30, 2017 compared with $14.5 billion at March 31, 2017 and $13.6 billion at June 30, 2016.

“Bank of Hawaii Corporation continued to perform well during the second quarter of 2017,” said Peter Ho, Chairman, President and CEO.  “Our loans and deposits continued to grow, our margin improved, expenses were well controlled, and our asset quality remains strong. We are also pleased to increase the dividend to our shareholders for the third time in the past eighteen months.”

The return on average assets for the second quarter of 2017 was 1.09 percent, down from 1.26 percent in the previous quarter and 1.14 percent in the same quarter last year. The return on average equity for the second quarter of 2017 was 14.87 percent, down from 17.63 percent for the first quarter of 2017 and 15.56 percent in the second quarter of 2016. The efficiency ratio for the second quarter of 2017 was 55.99 percent compared with 53.42 percent in the previous quarter and 57.35 percent in the same quarter last year.

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Bank of Hawaii Corporation Second Quarter 2017 Financial Results     Page 2

For the six-month period ended June 30, 2017, net income was $95.8 million, an increase of $1.4 million from net income of $94.5 million during the same period last year. Diluted earnings per share were $2.24 for the first half of 2017, an increase from diluted earnings per share of $2.19 for the first half of 2016. The return on average assets for the six-month period ended June 30, 2017 was 1.17 percent compared with 1.22 percent for the same six months in 2016. The year-to-date return on average equity was 16.22 percent for the first half of 2017 compared with 16.71 percent for the six month period ended June 30, 2016. The efficiency ratio for the first half of 2017 improved to 54.67 percent compared with 56.08 percent in the same period last year.

Financial Highlights

Net interest income, on a taxable equivalent basis, for the second quarter of 2017 was $115.3 million, an increase of $2.4 million compared with net interest income of $112.9 million in the first quarter of 2017 and an increase of $8.8 million compared with net interest income of $106.5 million in the second quarter of 2016. Net interest income for the first half of 2017 was $228.3 million, an increase of $15.7 million compared with net interest income of $212.6 million for the first half of 2016. Analyses of the changes in net interest income are included in Tables 8a, 8b and 8c.

The net interest margin was 2.92 percent for the second quarter of 2017, up 3 basis points from the net interest margin of 2.89 percent in the previous quarter and a 7 basis point increase from the net interest margin of 2.85 percent in the second quarter of 2016. The net interest margin for the first six months of 2017 was 2.90 percent compared with 2.86 percent for the same six-month period last year.

Results for the second quarter of 2017 included a provision for credit losses of $4.3 million compared with a provision for credit losses of $4.4 million in the previous quarter and a provision for credit losses of $1.0 million in the same quarter last year. The provision for credit losses during the first half of 2017 was $8.7 million compared with a negative provision of $1.0 million during the same period in 2016. Provision expense for the first half of 2016 reflects a recovery of $6.6 million related to one commercial client in Guam.

Noninterest income was $45.2 million in the second quarter of 2017, a decrease of $10.7 million compared with noninterest income of $55.9 million in the first quarter of 2017 and a decrease of $1.3 million compared with noninterest income of $46.5 million in the second quarter of 2016. There were no significant items in noninterest income during the second quarter of 2017. Noninterest income in the first quarter of 2017 included the previously mentioned gain of $12.5 million resulting from the sale of 90,000 Visa Class B shares. Noninterest income in the second quarter of 2016 included a service fee of $1.2 million resulting from the sale of trust real estate. Noninterest income for the first half of 2017 was $101.2 million, a decrease of $1.5 million compared with noninterest income of $102.7 million for the first half of 2016.

Noninterest expense was $88.2 million in the second quarter of 2017, a decrease of $0.4 million compared with noninterest expense of $88.6 million in the first quarter of 2017 and an increase of $2.1 million compared with noninterest expense of $86.1 million in the second quarter last year. There were no significant items in noninterest expense during the second quarter of 2017. Noninterest expense in the first quarter of 2017 included seasonal payroll expenses of approximately $2.5 million. Noninterest expense in the second quarter of 2016 included a net gain of $1.3 million from the sale of bank-owned real estate property. An analysis of noninterest expenses related to salaries and benefits is included in Table 9. Noninterest expense for the first half of 2017 was $176.8 million, an increase of $3.3 million compared with noninterest expense of $173.5 million for the first half of 2016.

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Bank of Hawaii Corporation Second Quarter 2017 Financial Results     Page 3

The effective tax rate for the second quarter of 2017 was 31.37 percent compared with 29.72 percent in the previous quarter and 29.77 percent in the same quarter last year. The lower effective tax rate for the first quarter of 2017 was due to the adoption of an accounting change related to the exercise of stock options and the vesting of restricted stock. The lower effective tax rate in second quarter of 2016 was primarily due to the release of state tax reserves. The effective tax rate for the first half of 2017 was 30.50 percent compared with 30.98 percent during the same period last year.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services, and Treasury & Other. Their results are determined based on the Company’s internal financial management reporting process and organizational structure. Selected financial information for the business segments is included in Tables 13a and 13b.

Asset Quality

The Company’s asset quality continued to remain solid during the second quarter of 2017. Total non-performing assets were $16.4 million at June 30, 2017, down $2.6 million from non-performing assets of $19.0 million at March 31, 2017 and up $0.1 million from non-performing assets of $16.3 million at June 30, 2016. As a percentage of total loans and leases, including foreclosed real estate, non-performing assets were 0.17 percent at the end of the second quarter of 2017, down from 0.21 percent at the end of the first quarter of 2017 and down from 0.20 percent at the end of the second quarter last year.
Accruing loans and leases past due 90 days or more were $7.0 million at June 30, 2017, up from $5.9 million at March 31, 2017 and down from $8.8 million at June 30, 2016. Restructured loans not included in non-accrual loans or accruing loans past due 90 days or more were $53.2 million at June 30, 2017, an increase from $53.0 million at March 31, 2017 and $52.2 million at June 30, 2016. More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.
Net loan and lease charge-offs during the second quarter of 2017 were $3.0 million or 0.13 percent annualized of total average loans and leases outstanding. Loan and lease charge-offs of $5.5 million during the quarter were partially offset by recoveries of $2.5 million. Net charge-offs during the first quarter of 2017 were $3.6 million or 0.16 percent annualized of total average loans and leases outstanding and comprised of $5.7 million in charge-offs and recoveries of $2.1 million. Net charge-offs during the second quarter of 2016 were $1.7 million or 0.09 percent annualized of total average loans and leases outstanding and comprised of $3.7 million in charge-offs and recoveries of $2.0 million. Net charge-offs during the first half of 2017 were $6.6 million or 0.15 percent annualized of total average loans and leases outstanding compared with net recoveries of $2.1 million for the first half of 2016. Results for the first half of 2016 include the previously mentioned recovery related to one commercial client in Guam.

The allowance for loan and lease losses increased to $106.4 million at June 30, 2017 compared with $105.1 million at March 31, 2017 and $103.9 million at June 30, 2016. The ratio of the allowance for loan and lease losses to total loans and leases was 1.13 percent at June 30, 2017, a decrease of 2 basis points from the previous quarter and 12 basis points from the second quarter last year. The allowance for loan and lease losses at June 30, 2017 is commensurate with the Company’s asset quality and the Hawaii economy. As a result of continued strong growth in Hawaii commercial lending, the reserve for unfunded commitments was increased to $6.8 million at June 30, 2017 compared with the reserve for unfunded commitments of $6.6 million at March 31, 2017 and June 30, 2016. Details of loan and lease charge-offs, recoveries and the components of the total reserve for credit losses are summarized in Table 12.

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Bank of Hawaii Corporation Second Quarter 2017 Financial Results     Page 4

Other Financial Highlights

Total assets were $17.0 billion at June 30, 2017, up from total assets of $16.7 billion at March 31, 2017 and up from total assets of $15.9 billion at June 30, 2016. Average total assets increased to $16.5 billion during the second quarter of 2017, up from $16.4 billion during the previous quarter and $15.6 billion during the same quarter last year.

The investment securities portfolio was $6.1 billion at June 30, 2017, down from $6.2 billion at March 31, 2017 and up from $6.0 billion at June 30, 2016. The portfolio remains largely comprised of securities issued by U. S. government agencies and included $3.8 billion in securities held to maturity and $2.3 billion in securities available for sale at June 30, 2017.

Total loans and leases were $9.4 billion at June 30, 2017, up from total loans and leases of $9.1 billion at March 31, 2017 and up from total loans and leases of $8.3 billion at June 30, 2016. Average total loans and leases increased to $9.2 billion during the second quarter of 2017, up from $9.0 billion during the previous quarter and $8.2 billion during the same quarter last year.

The commercial loan portfolio was $3.7 billion at June 30, 2017, up from $3.6 billion at March 31, 2017 and $3.3 billion at June 30, 2016. The consumer loan portfolio was $5.7 billion at June 30, 2017, up from $5.5 billion at March 31, 2017 and $5.0 billion at June 30, 2016. Loan and lease portfolio balances are summarized in Table 10.

Total deposits were $14.8 billion at June 30, 2017, up from total deposits of $14.5 billion at March 31, 2017 and up from total deposits of $13.6 billion at June 30, 2016. Average total deposits increased to $14.3 billion during the second quarter of 2017, up from $14.2 billion during the previous quarter and $13.5 billion during the same quarter last year.

Consumer deposits were $7.3 billion at June 30, 2017, up from $7.2 billion at March 31, 2017 and $6.6 billion at June 30, 2016. Commercial deposits were $5.9 billion at June 30, 2017, down from $6.1 billion at March 31, 2017 and up from $5.7 billion at June 30, 2016. Other deposits, including public funds, were $1.6 billion at June 30, 2017, up from $1.2 billion at March 31, 2017 and $1.3 billion at June 30, 2016. Deposit balances are summarized in Tables 7 and 10.

During the second quarter of 2017, the Company repurchased 123.1 thousand shares of common stock at a total cost of $9.9 million under its share repurchase program. The average cost was $80.28 per share repurchased. From the beginning of the share repurchase program initiated during July of 2001 through June 30, 2017, the Company has repurchased 53.9 million shares and returned over $2.0 billion to shareholders at an average cost of $38.04 per share. Remaining buyback authority under the share repurchase program was $45.5 million at June 30, 2017. From July 3 through July 21, 2017, the Company repurchased an additional 42.0 thousand shares of common stock at an average cost of $82.52 per share.

Total shareholders’ equity increased to $1.2 billion at June 30, 2017. At June 30, 2017, the Tier 1 Capital Ratio was 13.34 percent compared with 13.41 percent at March 31, 2017 and 13.66 percent at June 30, 2016. The Tier 1 leverage ratio at June 30, 2017 was 7.37 percent compared with 7.29 percent at March 31, 2017 and June 30, 2016.

The Company’s Board of Directors declared a quarterly cash dividend of $0.52 per share on the Company’s outstanding shares. The dividend will be payable on September 15, 2017 to shareholders of record at the close of business on August 31, 2017.

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Bank of Hawaii Corporation Second Quarter 2017 Financial Results     Page 5

Hawaii Economy

Economic conditions in Hawaii continue to remain positive due to the active construction industry, growing tourism and a strong real estate market.  The statewide seasonally-adjusted unemployment rate in Hawaii remains among the lowest in the United States at 2.7 percent in June 2017 compared to 4.4 percent nationally. For the first five months of 2017, total visitor spending increased 9.8 percent and visitor arrivals increased 4.2 percent compared to the same period in 2016. Year-to-date, all four of Hawaii’s largest visitor markets, U. S. West, U. S. East, Japan, and Canada, have reported strong growth compared with the first five months of 2016. For the first six months of 2017, the volume of single-family home sales on Oahu increased 4.4 percent compared with the same period in 2016. The volume of condominium sales on Oahu increased 6.0 percent compared with the same period in 2016. During the first half of 2017 the median sales price of single-family homes on Oahu was 3.2 percent higher and the median sales price of a condominium was 3.6 percent higher compared with 2016. As of June 30, 2017, months of inventory of single-family homes and condominiums on Oahu remained low at approximately 2.7 months and 2.8 months, respectively. More information on current Hawaii economic trends is presented in Table 15.

Conference Call Information

The Company will review its second quarter 2017 financial results today at 2:00 p.m. Eastern Time (8:00 a.m. Hawaii Time). The call will be accessible via teleconference and via the investor relations link of Bank of Hawaii Corporation's website, www.boh.com. The toll-free number is 1 (844) 543-5235 in the United States and 1 (703) 318-2209 for international callers. Use the pass code “Bank of Hawaii” to access the call. A replay will be available for one week beginning approximately 11:00 a.m. Hawaii Time on Monday, July 24, 2017. The replay number is 1 (855) 859-2056 in the United States and 1 (404) 537-3406 from international locations. Enter the pass code 47737328 when prompted. Participants can also dial 1 (800) 585-8367 to access the replay. In addition, a replay will be available on the Company's website, www.boh.com.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements", such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation's Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the U.S. Securities and Exchange Commission.  We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers, and governments in Hawaii, American Samoa, and the West Pacific. The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897. For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights					Table 1
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2017	2017	2016	2017	2016
For the Period:
Operating Results
Net Interest Income	$112,279	$109,872	$103,550	$222,151	$206,574
Provision for Credit Losses	4,250	4,400	1,000	8,650	(1,000)
Total Noninterest Income	45,236	55,916	46,519	101,152	102,726
Total Noninterest Expense	88,189	88,568	86,071	176,757	173,457
Net Income	44,662	51,176	44,245	95,838	94,455
Basic Earnings Per Share	1.05	1.21	1.04	2.26	2.21
Diluted Earnings Per Share	1.05	1.20	1.03	2.24	2.19
Dividends Declared Per Share	0.50	0.50	0.48	1.00	0.93

Performance Ratios
Return on Average Assets	1.09%	1.26%	1.14%	1.17%	1.22%
Return on Average Shareholders' Equity	14.87	17.63	15.56	16.22	16.71
Efficiency Ratio [1]	55.99	53.42	57.35	54.67	56.08
Net Interest Margin [2]	2.92	2.89	2.85	2.90	2.86
Dividend Payout Ratio [3]	47.62	41.32	46.15	44.25	42.08
Average Shareholders' Equity to Average Assets	7.30	7.16	7.31	7.23	7.29

Average Balances
Average Loans and Leases	$9,217,779	$9,020,351	$8,205,104	$9,119,610	$8,072,600
Average Assets	16,495,925	16,434,606	15,639,596	16,465,435	15,588,335
Average Deposits	14,253,149	14,218,886	13,453,953	14,236,112	13,394,251
Average Shareholders' Equity	1,204,837	1,177,326	1,143,884	1,191,157	1,136,722

Per Share of Common Stock
Book Value	$28.45	$27.92	$26.96	$28.45	$26.96
Tangible Book Value	27.72	27.18	26.23	27.72	26.23
Market Value
Closing	82.97	82.36	68.80	82.97	68.80
High	84.99	90.80	72.77	90.80	72.77
Low	75.92	77.03	64.96	75.92	54.55

		June 30,	March 31,	December 31,	June 30,
		2017	2017	2016	2016
As of Period End:
Balance Sheet Totals
Loans and Leases		$9,387,613	$9,113,809	$8,949,785	$8,331,469
Total Assets		16,981,292	16,664,215	16,492,367	15,860,901
Total Deposits		14,784,649	14,476,533	14,320,240	13,643,807
Other Debt		267,904	267,921	267,938	267,970
Total Shareholders' Equity		1,213,757	1,193,137	1,161,537	1,157,219

Asset Quality
Non-Performing Assets		$16,368	$19,003	$19,761	$16,280
Allowance for Loan and Lease Losses		106,353	105,064	104,273	103,932
Allowance to Loans and Leases Outstanding		1.13%	1.15%	1.17%	1.25%

Capital Ratios
Common Equity Tier 1 Capital Ratio		13.34%	13.41%	13.24%	13.66%
Tier 1 Capital Ratio		13.34	13.41	13.24	13.66
Total Capital Ratio		14.58	14.66	14.49	14.91
Tier 1 Leverage Ratio		7.37	7.29	7.21	7.29
Total Shareholders' Equity to Total Assets		7.15	7.16	7.04	7.30
Tangible Common Equity to Tangible Assets [4]		6.97	6.98	6.86	7.11
Tangible Common Equity to Risk-Weighted Assets [4]		13.01	13.04	12.81	13.49

Non-Financial Data
Full-Time Equivalent Employees		2,142	2,115	2,122	2,136
Branches		69	69	69	70
ATMs		388	441	449	451

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
[4] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. See Table 2 “Reconciliation of Non-GAAP Financial Measures."

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures					Table 2
		June 30,	March 31,	December 31,	June 30,
(dollars in thousands)		2017	2017	2016	2016
Total Shareholders' Equity		1,213,757	1,193,137	1,161,537	1,157,219
Less:	Goodwill	$31,517	$31,517	$31,517	$31,517
Tangible Common Equity		1,182,240	1,161,620	1,130,020	1,125,702

Total Assets		16,981,292	16,664,215	16,492,367	15,860,901
Less:	Goodwill	$31,517	$31,517	$31,517	$31,517
Tangible Assets		16,949,775	16,632,698	16,460,850	15,829,384

Risk-Weighted Assets, determined in accordance
with prescribed regulatory requirements		9,087,057	8,908,024	8,823,485	8,343,158

Total Shareholders' Equity to Total Assets		7.15%	7.16%	7.04%	7.30%
Tangible Common Equity to Tangible Assets (Non-GAAP)		6.97%	6.98%	6.86%	7.11%

Tier 1 Capital Ratio		13.34%	13.41%	13.24%	13.66%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)		13.01%	13.04%	12.81%	13.49%

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income					Table 3
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2017	2017	2016	2017	2016
Interest Income
Interest and Fees on Loans and Leases	$90,909	$87,937	$82,323	$178,846	$163,218
Income on Investment Securities
Available-for-Sale	11,835	11,084	10,521	22,919	21,335
Held-to-Maturity	19,918	19,706	20,168	39,624	40,559
Deposits	2	5	2	7	6
Funds Sold	696	890	618	1,586	1,371
Other	208	230	153	438	365
Total Interest Income	123,568	119,852	113,785	243,420	226,854
Interest Expense
Deposits	4,998	3,691	3,081	8,689	5,967
Securities Sold Under Agreements to Repurchase	5,079	5,185	6,134	10,264	12,287
Funds Purchased	39	3	3	42	6
Short-Term Borrowings	64	—	—	64	—
Other Debt	1,109	1,101	1,017	2,210	2,020
Total Interest Expense	11,289	9,980	10,235	21,269	20,280
Net Interest Income	112,279	109,872	103,550	222,151	206,574
Provision for Credit Losses	4,250	4,400	1,000	8,650	(1,000)
Net Interest Income After Provision for Credit Losses	108,029	105,472	102,550	213,501	207,574
Noninterest Income
Trust and Asset Management	11,796	11,479	12,707	23,275	23,963
Mortgage Banking	3,819	3,300	4,088	7,119	7,277
Service Charges on Deposit Accounts	8,009	8,325	8,150	16,334	16,593
Fees, Exchange, and Other Service Charges	13,965	13,332	13,978	27,297	27,422
Investment Securities Gains (Losses), Net	(520)	12,133	(312)	11,613	10,868
Annuity and Insurance	2,161	1,995	2,006	4,156	3,907
Bank-Owned Life Insurance	1,550	1,497	1,551	3,047	3,099
Other	4,456	3,855	4,351	8,311	9,597
Total Noninterest Income	45,236	55,916	46,519	101,152	102,726
Noninterest Expense
Salaries and Benefits	50,113	51,602	50,289	101,715	100,803
Net Occupancy	8,131	8,168	7,158	16,299	14,161
Net Equipment	5,706	5,501	5,065	11,207	10,474
Data Processing	3,881	3,410	3,972	7,291	7,923
Professional Fees	2,592	2,779	2,047	5,371	4,686
FDIC Insurance	2,097	2,209	2,144	4,306	4,496
Other	15,669	14,899	15,396	30,568	30,914
Total Noninterest Expense	88,189	88,568	86,071	176,757	173,457
Income Before Provision for Income Taxes	65,076	72,820	62,998	137,896	136,843
Provision for Income Taxes	20,414	21,644	18,753	42,058	42,388
Net Income	$44,662	$51,176	$44,245	$95,838	$94,455
Basic Earnings Per Share	$1.05	$1.21	$1.04	$2.26	$2.21
Diluted Earnings Per Share	$1.05	$1.20	$1.03	$2.24	$2.19
Dividends Declared Per Share	$0.50	$0.50	$0.48	$1.00	$0.93
Basic Weighted Average Shares	42,353,976	42,406,006	42,729,731	42,379,730	42,825,369
Diluted Weighted Average Shares	42,658,885	42,749,866	42,942,960	42,704,010	43,033,199

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income					Table 4
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2017	2017	2016	2017	2016
Net Income	$44,662	$51,176	$44,245	$95,838	$94,455
Other Comprehensive Income, Net of Tax:
Net Unrealized Gains on Investment Securities	3,106	4,894	5,157	8,000	13,851
Defined Benefit Plans	147	146	141	293	282
Total Other Comprehensive Income	3,253	5,040	5,298	8,293	14,133
Comprehensive Income	$47,915	$56,216	$49,543	$104,131	$108,588

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition				Table 5
	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2017	2017	2016	2016
Assets
Interest-Bearing Deposits in Other Banks	$3,913	$3,486	$3,187	$3,819
Funds Sold	742,221	620,065	707,343	615,395
Investment Securities
Available-for-Sale	2,316,728	2,341,570	2,186,041	2,299,638
Held-to-Maturity (Fair Value of $3,785,641; $3,848,609; $3,827,527; and $3,890,220)	3,782,702	3,848,088	3,832,997	3,798,200
Loans Held for Sale	20,354	20,899	62,499	105,824
Loans and Leases	9,387,613	9,113,809	8,949,785	8,331,469
Allowance for Loan and Lease Losses	(106,353)	(105,064)	(104,273)	(103,932)
Net Loans and Leases	9,281,260	9,008,745	8,845,512	8,227,537
Total Earning Assets	16,147,178	15,842,853	15,637,579	15,050,413
Cash and Due from Banks	128,093	119,972	169,077	133,836
Premises and Equipment, Net	119,569	114,865	113,505	109,832
Accrued Interest Receivable	46,595	48,654	46,444	45,709
Foreclosed Real Estate	1,991	2,529	1,686	1,728
Mortgage Servicing Rights	24,471	24,291	23,663	19,631
Goodwill	31,517	31,517	31,517	31,517
Bank-Owned Life Insurance	277,235	275,685	274,188	271,274
Other Assets	204,643	203,849	194,708	196,961
Total Assets	$16,981,292	$16,664,215	$16,492,367	$15,860,901

Liabilities
Deposits
Noninterest-Bearing Demand	$4,706,962	$4,593,783	$4,772,727	$4,383,496
Interest-Bearing Demand	3,029,549	2,886,573	2,934,107	2,838,744
Savings	5,364,191	5,596,080	5,395,699	5,165,808
Time	1,683,947	1,400,097	1,217,707	1,255,759
Total Deposits	14,784,649	14,476,533	14,320,240	13,643,807
Funds Purchased	—	4,616	9,616	7,333
Securities Sold Under Agreements to Repurchase	505,292	505,292	523,378	586,785
Other Debt	267,904	267,921	267,938	267,970
Retirement Benefits Payable	48,346	48,436	48,451	47,438
Accrued Interest Payable	5,105	6,410	5,334	5,532
Taxes Payable and Deferred Taxes	31,444	42,046	21,674	20,979
Other Liabilities	124,795	119,824	134,199	123,838
Total Liabilities	15,767,535	15,471,078	15,330,830	14,703,682
Shareholders' Equity
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: June 30, 2017 - 57,972,647 / 42,655,954;
March 31, 2017 - 57,962,462 / 42,736,032; December 31, 2016 - 57,856,672 / 42,635,978;
and June 30, 2016 - 57,856,419 / 42,916,163)	576	576	576	576
Capital Surplus	556,409	553,898	551,628	546,928
Accumulated Other Comprehensive Loss	(25,613)	(28,866)	(33,906)	(9,424)
Retained Earnings	1,468,328	1,444,495	1,415,440	1,370,308
Treasury Stock, at Cost (Shares: June 30, 2017 - 15,316,693; March 31, 2017 - 15,226,430;
December 31, 2016 - 15,220,694; and June 30, 2016 - 14,940,256)	(785,943)	(776,966)	(772,201)	(751,169)
Total Shareholders' Equity	1,213,757	1,193,137	1,161,537	1,157,219
Total Liabilities and Shareholders' Equity	$16,981,292	$16,664,215	$16,492,367	$15,860,901

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity							Table 6
				Accum.
				Other
				Compre-
				hensive
Common Shares		Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2016	42,635,978	$576	$551,628	$(33,906)	$1,415,440	$(772,201)	$1,161,537
Net Income	—	—	—	—	95,838	—	95,838
Other Comprehensive Income	—	—	—	8,293	—	—	8,293
Share-Based Compensation	—	—	3,726	—	—	—	3,726
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	275,605	—	1,055	—	(162)	7,545	8,438
Common Stock Repurchased	(255,629)	—	—	—	—	(21,287)	(21,287)
Cash Dividends Declared ($1.00 per share)	—	—	—	—	(42,788)	—	(42,788)
Balance as of June 30, 2017	42,655,954	$576	$556,409	$(25,613)	$1,468,328	$(785,943)	$1,213,757

Balance as of December 31, 2015	43,282,153	$575	$542,041	$(23,557)	$1,316,260	$(719,059)	$1,116,260
Net Income	—	—	—	—	94,455	—	94,455
Other Comprehensive Income	—	—	—	14,133	—	—	14,133
Share-Based Compensation	—	—	3,314	—	—	—	3,314
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	201,445	1	1,573	—	(277)	4,900	6,197
Common Stock Repurchased	(567,435)	—	—	—	—	(37,010)	(37,010)
Cash Dividends Declared ($0.93 per share)	—	—	—	—	(40,130)	—	(40,130)
Balance as of June 30, 2016	42,916,163	$576	$546,928	$(9,424)	$1,370,308	$(751,169)	$1,157,219

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis								Table 7a
	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2017			March 31, 2017			June 30, 2016
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$3.6	$—	0.29%	$3.3	$—	0.57%	$4.0	$—	0.17%
Funds Sold	353.5	0.7	0.78	544.1	0.9	0.65	526.8	0.6	0.46
Investment Securities
Available-for-Sale
Taxable	1,683.4	8.4	1.98	1,625.4	7.5	1.87	1,619.7	6.9	1.72
Non-Taxable	658.9	5.4	3.26	660.7	5.4	3.26	691.8	5.5	3.17
Held-to-Maturity
Taxable	3,596.1	18.4	2.05	3,589.8	18.2	2.03	3,639.5	18.6	2.05
Non-Taxable	240.9	2.3	3.88	241.8	2.4	3.89	244.6	2.4	3.91
Total Investment Securities	6,179.3	34.5	2.23	6,117.7	33.5	2.19	6,195.6	33.4	2.16
Loans Held for Sale	23.8	0.2	4.04	30.4	0.3	3.99	19.9	0.2	3.64
Loans and Leases [1]
Commercial and Industrial	1,251.2	10.9	3.51	1,263.7	10.5	3.38	1,176.0	9.8	3.36
Commercial Mortgage	1,946.3	18.4	3.80	1,881.5	17.5	3.76	1,686.7	16.4	3.91
Construction	240.0	2.8	4.70	259.1	2.9	4.54	210.8	2.3	4.44
Commercial Lease Financing	208.0	1.2	2.27	208.7	1.1	2.18	196.4	1.2	2.36
Residential Mortgage	3,272.7	31.1	3.80	3,201.7	30.9	3.86	3,005.4	30.1	4.01
Home Equity	1,445.8	13.1	3.62	1,367.4	12.0	3.56	1,170.9	10.5	3.61
Automobile	474.1	5.9	4.97	461.7	5.8	5.04	405.9	5.2	5.18
Other [2]	379.7	7.6	8.06	376.6	7.3	7.89	353.0	6.9	7.78
Total Loans and Leases	9,217.8	91.0	3.96	9,020.4	88.0	3.94	8,205.1	82.4	4.03
Other	41.0	0.2	2.03	40.1	0.2	2.30	38.1	0.1	1.61
Total Earning Assets [3]	15,819.0	126.6	3.21	15,756.0	122.9	3.14	14,989.5	116.7	3.12
Cash and Due from Banks	120.8			132.2			120.4
Other Assets	556.1			546.4			529.7
Total Assets	$16,495.9			$16,434.6			$15,639.6

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,862.7	0.5	0.07	$2,866.4	0.3	0.04	$2,738.1	0.3	0.04
Savings	5,376.9	1.6	0.12	5,406.2	1.3	0.09	5,184.8	1.1	0.09
Time	1,480.5	2.9	0.78	1,313.7	2.1	0.65	1,214.8	1.7	0.57
Total Interest-Bearing Deposits	9,720.1	5.0	0.21	9,586.3	3.7	0.16	9,137.7	3.1	0.14
Short-Term Borrowings	36.5	0.1	1.10	9.5	—	0.15	7.3	—	0.15
Securities Sold Under Agreements to Repurchase	505.3	5.1	3.98	512.2	5.2	4.05	586.8	6.1	4.14
Other Debt	267.9	1.1	1.66	267.9	1.1	1.66	226.8	1.0	1.80
Total Interest-Bearing Liabilities	10,529.8	11.3	0.43	10,375.9	10.0	0.39	9,958.6	10.2	0.41
Net Interest Income		$115.3			$112.9			$106.5
Interest Rate Spread			2.78%			2.75%			2.71%
Net Interest Margin			2.92%			2.89%			2.85%
Noninterest-Bearing Demand Deposits	4,533.0			4,632.6			4,316.3
Other Liabilities	228.3			248.8			220.8
Shareholders' Equity	1,204.8			1,177.3			1,143.9
Total Liabilities and Shareholders' Equity	$16,495.9			$16,434.6			$15,639.6

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of of $3,054,000, $3,061,000 and $2,977,000 for the three months ended June 30, 2017, March 31, 2017, and June 30, 2016, respectively.

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis						Table 7b
	Six Months Ended			Six Months Ended
	June 30, 2017			June 30, 2016
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$3.5	$—	0.42%	$4.2	$—	0.30%
Funds Sold	448.3	1.6	0.70	587.3	1.4	0.46
Investment Securities
Available-for-Sale
Taxable	1,654.6	15.9	1.93	1,604.1	14.1	1.76
Non-Taxable	659.8	10.7	3.26	703.4	11.1	3.16
Held-to-Maturity
Taxable	3,592.9	36.6	2.04	3,659.5	37.5	2.05
Non-Taxable	241.4	4.7	3.88	245.1	4.8	3.91
Total Investment Securities	6,148.7	67.9	2.21	6,212.1	67.5	2.17
Loans Held for Sale	27.1	0.6	4.01	16.0	0.3	3.74
Loans and Leases [1]
Commercial and Industrial	1,257.4	21.5	3.44	1,151.7	20.6	3.59
Commercial Mortgage	1,914.1	35.9	3.78	1,687.9	32.1	3.82
Construction	249.5	5.7	4.62	190.4	4.3	4.53
Commercial Lease Financing	208.3	2.3	2.22	197.7	2.5	2.53
Residential Mortgage	3,237.4	62.0	3.83	2,962.0	59.6	4.03
Home Equity	1,406.8	25.0	3.59	1,137.2	20.6	3.65
Automobile	467.9	11.6	5.01	397.2	10.2	5.19
Other [2]	378.2	15.0	7.98	348.5	13.4	7.71
Total Loans and Leases	9,119.6	179.0	3.95	8,072.6	163.3	4.06
Other	40.5	0.4	2.16	38.2	0.4	1.91
Total Earning Assets [3]	15,787.7	249.5	3.17	14,930.4	232.9	3.13
Cash and Due from Banks	126.5			125.7
Other Assets	551.2			532.2
Total Assets	$16,465.4			$15,588.3

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,864.6	0.8	0.06	$2,749.9	0.5	0.04
Savings	5,391.4	2.9	0.11	5,161.2	2.3	0.09
Time	1,397.5	5.0	0.72	1,211.6	3.2	0.53
Total Interest-Bearing Deposits	9,653.5	8.7	0.18	9,122.7	6.0	0.13
Short-Term Borrowings	23.1	0.1	0.91	7.5	—	0.15
Securities Sold Under Agreements to Repurchase	508.8	10.2	4.01	594.9	12.3	4.09
Other Debt	267.9	2.2	1.66	229.5	2.0	1.77
Total Interest-Bearing Liabilities	10,453.3	21.2	0.41	9,954.6	20.3	0.41
Net Interest Income		$228.3			$212.6
Interest Rate Spread			2.76%			2.72%
Net Interest Margin			2.90%			2.86%
Noninterest-Bearing Demand Deposits	4,582.6			4,271.6
Other Liabilities	238.3			225.4
Shareholders' Equity	1,191.2			1,136.7
Total Liabilities and Shareholders' Equity	$16,465.4			$15,588.3

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $6,115,000 and $5,990,000 for the six months ended June 30, 2017 and June 30, 2016, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended June 30, 2017
	Compared to March 31, 2017
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.3)	$0.1	$(0.2)
Investment Securities
Available-for-Sale
Taxable	0.4	0.5	0.9
Held-to-Maturity
Taxable	—	0.2	0.2
Non-Taxable	(0.1)	—	(0.1)
Total Investment Securities	0.3	0.7	1.0
Loans Held for Sale	(0.1)	—	(0.1)
Loans and Leases
Commercial and Industrial	(0.1)	0.5	0.4
Commercial Mortgage	0.7	0.2	0.9
Construction	(0.2)	0.1	(0.1)
Commercial Lease Financing	—	0.1	0.1
Residential Mortgage	0.7	(0.5)	0.2
Home Equity	0.8	0.3	1.1
Automobile	0.2	(0.1)	0.1
Other [2]	0.1	0.2	0.3
Total Loans and Leases	2.2	0.8	3.0
Total Change in Interest Income	2.1	1.6	3.7

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.2	0.2
Savings	—	0.3	0.3
Time	0.3	0.5	0.8
Total Interest-Bearing Deposits	0.3	1.0	1.3
Short-Term Borrowings	—	0.1	0.1
Securities Sold Under Agreements to Repurchase	—	(0.1)	(0.1)
Total Change in Interest Expense	0.3	1.0	1.3

Change in Net Interest Income	$1.8	$0.6	$2.4

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended June 30, 2017
	Compared to June 30, 2016
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.2)	$0.3	$0.1
Investment Securities
Available-for-Sale
Taxable	0.4	1.1	1.5
Non-Taxable	(0.3)	0.2	(0.1)
Held-to-Maturity
Taxable	(0.2)	—	(0.2)
Non-Taxable	(0.1)	—	(0.1)
Total Investment Securities	(0.2)	1.3	1.1
Loans and Leases
Commercial and Industrial	0.6	0.5	1.1
Commercial Mortgage	2.5	(0.5)	2.0
Construction	0.4	0.1	0.5
Commercial Lease Financing	0.1	(0.1)	—
Residential Mortgage	2.6	(1.6)	1.0
Home Equity	2.5	0.1	2.6
Automobile	0.9	(0.2)	0.7
Other [2]	0.4	0.3	0.7
Total Loans and Leases	10.0	(1.4)	8.6
Other	—	0.1	0.1
Total Change in Interest Income	9.6	0.3	9.9

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.2	0.2
Savings	—	0.5	0.5
Time	0.4	0.8	1.2
Total Interest-Bearing Deposits	0.4	1.5	1.9
Short-Term Borrowings	—	0.1	0.1
Securities Sold Under Agreements to Repurchase	(0.8)	(0.2)	(1.0)
Other Debt	0.2	(0.1)	0.1
Total Change in Interest Expense	(0.2)	1.3	1.1

Change in Net Interest Income	$9.8	$(1.0)	$8.8

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8c
	Six Months Ended June 30, 2017
	Compared to June 30, 2016
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.4)	$0.6	$0.2
Investment Securities
Available-for-Sale
Taxable	0.4	1.4	1.8
Non-Taxable	(0.7)	0.3	(0.4)
Held-to-Maturity
Taxable	(0.7)	(0.2)	(0.9)
Non-Taxable	(0.1)	—	(0.1)
Total Investment Securities	(1.1)	1.5	0.4
Loans Held for Sale	0.3	—	0.3
Loans and Leases
Commercial and Industrial	1.8	(0.9)	0.9
Commercial Mortgage	4.2	(0.4)	3.8
Construction	1.3	0.1	1.4
Commercial Lease Financing	0.1	(0.3)	(0.2)
Residential Mortgage	5.5	(3.1)	2.4
Home Equity	4.7	(0.3)	4.4
Automobile	1.7	(0.3)	1.4
Other [2]	1.1	0.5	1.6
Total Loans and Leases	20.4	(4.7)	15.7
Other	—	—	—
Total Change in Interest Income	19.2	(2.6)	16.6

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.3	0.3
Savings	0.1	0.5	0.6
Time	0.6	1.2	1.8
Total Interest-Bearing Deposits	0.7	2.0	2.7
Short-Term Borrowings	—	0.1	0.1
Securities Sold Under Agreements to Repurchase	(1.9)	(0.2)	(2.1)
Other Debt	0.3	(0.1)	0.2
Total Change in Interest Expense	(0.9)	1.8	0.9

Change in Net Interest Income	$20.1	$(4.4)	$15.7

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits					Table 9
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2017	2017	2016	2017	2016
Salaries	$30,553	$29,425	$28,797	$59,978	$57,938
Incentive Compensation	5,125	5,774	5,917	10,899	11,882
Share-Based Compensation	2,879	2,303	2,746	5,182	5,056
Commission Expense	1,791	1,836	2,151	3,627	3,508
Retirement and Other Benefits	4,159	5,041	4,092	9,200	9,046
Payroll Taxes	2,427	3,944	2,288	6,371	5,865
Medical, Dental, and Life Insurance	3,136	3,279	3,872	6,415	6,764
Separation Expense	43	—	426	43	744
Total Salaries and Benefits	$50,113	$51,602	$50,289	$101,715	$100,803

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2017	2017	2016	2016	2016
Commercial
Commercial and Industrial	$1,241,953	$1,250,006	$1,249,791	$1,217,849	$1,174,879
Commercial Mortgage	2,009,886	1,909,064	1,889,551	1,807,190	1,712,271
Construction	248,030	262,660	270,018	263,079	226,062
Lease Financing	205,043	208,765	208,332	201,436	192,630
Total Commercial	3,704,912	3,630,495	3,617,692	3,489,554	3,305,842
Consumer
Residential Mortgage	3,317,179	3,224,206	3,163,073	3,098,936	3,032,981
Home Equity	1,473,123	1,411,489	1,334,163	1,295,993	1,213,154
Automobile	484,092	468,078	454,333	437,659	417,017
Other [1]	408,307	379,541	380,524	371,955	362,475
Total Consumer	5,682,701	5,483,314	5,332,093	5,204,543	5,025,627
Total Loans and Leases	$9,387,613	$9,113,809	$8,949,785	$8,694,097	$8,331,469

Deposits
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2017	2017	2016	2016	2016
Consumer	$7,278,536	$7,196,781	$6,997,482	$6,781,371	$6,618,164
Commercial	5,903,639	6,051,721	6,110,189	5,751,184	5,697,490
Public and Other	1,602,474	1,228,031	1,212,569	1,275,810	1,328,153
Total Deposits	$14,784,649	$14,476,533	$14,320,240	$13,808,365	$13,643,807

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2017	2017	2016	2016	2016
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$175	$228	$151	$201	$269
Commercial Mortgage	1,460	973	997	1,023	1,194
Total Commercial	1,635	1,201	1,148	1,224	1,463
Consumer
Residential Mortgage	9,337	11,756	13,780	12,735	9,979
Home Equity	3,405	3,517	3,147	2,966	3,110
Total Consumer	12,742	15,273	16,927	15,701	13,089
Total Non-Accrual Loans and Leases	14,377	16,474	18,075	16,925	14,552
Foreclosed Real Estate	1,991	2,529	1,686	1,747	1,728
Total Non-Performing Assets	$16,368	$19,003	$19,761	$18,672	$16,280

Accruing Loans and Leases Past Due 90 Days or More
Consumer
Residential Mortgage	$2,269	$2,313	$3,127	$2,583	$5,640
Home Equity	2,343	1,133	1,457	1,210	1,128
Automobile	539	673	894	578	464
Other [1]	1,859	1,738	1,592	1,273	1,518
Total Consumer	7,010	5,857	7,070	5,644	8,750
Total Accruing Loans and Leases Past Due 90 Days or More	$7,010	$5,857	$7,070	$5,644	$8,750
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$53,158	$52,965	$52,208	$52,095	$52,173
Total Loans and Leases	$9,387,613	$9,113,809	$8,949,785	$8,694,097	$8,331,469

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.15%	0.18%	0.20%	0.19%	0.17%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.17%	0.21%	0.22%	0.21%	0.20%

Ratio of Commercial Non-Performing Assets to Total Commercial
Loans and Leases and Commercial Foreclosed Real Estate	0.04%	0.03%	0.03%	0.04%	0.04%

Ratio of Consumer Non-Performing Assets to Total Consumer
Loans and Leases and Consumer Foreclosed Real Estate	0.26%	0.32%	0.35%	0.34%	0.29%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.25%	0.27%	0.30%	0.28%	0.30%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$19,003	$19,761	$18,672	$16,280	$22,015
Additions	1,572	1,221	2,142	3,730	1,300
Reductions
Payments	(497)	(1,017)	(252)	(501)	(3,401)
Return to Accrual Status	(1,370)	(645)	(653)	(701)	(3,560)
Sales of Foreclosed Real Estate	(1,883)	—	(61)	—	—
Charge-offs/Write-downs	(457)	(317)	(87)	(136)	(74)
Total Reductions	(4,207)	(1,979)	(1,053)	(1,338)	(7,035)
Balance at End of Quarter	$16,368	$19,003	$19,761	$18,672	$16,280

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses					Table 12
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2017	2017	2016	2017	2016
Balance at Beginning of Period	$111,636	$110,845	$111,249	$110,845	$108,952
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(124)	(174)	(204)	(298)	(461)
Consumer
Residential Mortgage	(506)	(183)	(79)	(689)	(284)
Home Equity	(282)	(363)	17	(645)	(626)
Automobile	(1,512)	(2,290)	(1,372)	(3,802)	(2,932)
Other [1]	(3,063)	(2,694)	(2,117)	(5,757)	(4,339)
Total Loans and Leases Charged-Off	(5,487)	(5,704)	(3,755)	(11,191)	(8,642)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	265	336	403	601	7,270
Commercial Mortgage	—	—	14	—	28
Construction	—	—	—	—	23
Lease Financing	1	—	1	1	2
Consumer
Residential Mortgage	264	104	279	368	480
Home Equity	838	508	322	1,346	835
Automobile	607	620	541	1,227	1,133
Other [1]	551	527	450	1,078	923
Total Recoveries on Loans and Leases Previously Charged-Off	2,526	2,095	2,010	4,621	10,694
Net Loans and Leases Recovered (Charged-Off)	(2,961)	(3,609)	(1,745)	(6,570)	2,052
Provision for Credit Losses	4,250	4,400	1,000	8,650	(1,000)
Provision for Unfunded Commitments	250	—	—	250	500
Balance at End of Period [2]	$113,175	$111,636	$110,504	$113,175	$110,504

Components
Allowance for Loan and Lease Losses	$106,353	$105,064	$103,932	$106,353	$103,932
Reserve for Unfunded Commitments	6,822	6,572	6,572	6,822	6,572
Total Reserve for Credit Losses	$113,175	$111,636	$110,504	$113,175	$110,504

Average Loans and Leases Outstanding	$9,217,779	$9,020,351	$8,205,104	$9,119,610	$8,072,600

Ratio of Net Loans and Leases Charged-Off (Recovered) to
Average Loans and Leases Outstanding (annualized)	0.13%	0.16%	0.09%	0.15%	-0.05%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.13%	1.15%	1.25%	1.13%	1.25%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] Included in this analysis is activity related to the Company's reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13a
	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Three Months Ended June 30, 2017
Net Interest Income	$66,348	$41,737	$6,714	$(2,520)	$112,279
Provision for Credit Losses	3,099	(132)	(6)	1,289	4,250
Net Interest Income After Provision for Credit Losses	63,249	41,869	6,720	(3,809)	108,029
Noninterest Income	21,920	5,876	15,247	2,193	45,236
Noninterest Expense	(52,018)	(18,407)	(15,295)	(2,469)	(88,189)
Income Before Provision for Income Taxes	33,151	29,338	6,672	(4,085)	65,076
Provision for Income Taxes	(11,741)	(10,325)	(2,469)	4,121	(20,414)
Net Income	$21,410	$19,013	$4,203	$36	$44,662
Total Assets as of June 30, 2017	$5,626,767	$3,658,867	$307,529	$7,388,129	$16,981,292

Three Months Ended June 30, 2016 [1]
Net Interest Income	$60,041	$38,151	$6,037	$(679)	$103,550
Provision for Credit Losses	2,006	(258)	(5)	(743)	1,000
Net Interest Income After Provision for Credit Losses	58,035	38,409	6,042	64	102,550
Noninterest Income	21,771	6,438	15,946	2,364	46,519
Noninterest Expense	(50,758)	(17,762)	(14,780)	(2,771)	(86,071)
Income Before Provision for Income Taxes	29,048	27,085	7,208	(343)	62,998
Provision for Income Taxes	(10,402)	(9,608)	(2,667)	3,924	(18,753)
Net Income	$18,646	$17,477	$4,541	$3,581	$44,245
Total Assets as of June 30, 2016 [1]	$5,076,204	$3,239,572	$282,143	$7,262,982	$15,860,901

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13b
	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Six Months Ended June 30, 2017
Net Interest Income	$131,505	$83,668	$13,364	$(6,386)	$222,151
Provision for Credit Losses	6,900	(320)	(11)	2,081	8,650
Net Interest Income After Provision for Credit Losses	124,605	83,988	13,375	(8,467)	213,501
Noninterest Income	42,845	11,314	29,796	17,197	101,152
Noninterest Expense	(104,278)	(36,762)	(30,766)	(4,951)	(176,757)
Income Before Provision for Income Taxes	63,172	58,540	12,405	3,779	137,896
Provision for Income Taxes	(22,415)	(20,581)	(4,590)	5,528	(42,058)
Net Income	$40,757	$37,959	$7,815	$9,307	$95,838
Total Assets as of June 30, 2017	$5,626,767	$3,658,867	$307,529	$7,388,129	$16,981,292

Six Months Ended June 30, 2016 [1]
Net Interest Income	$118,051	$76,499	$12,489	$(465)	$206,574
Provision for Credit Losses	4,842	(6,883)	(11)	1,052	(1,000)
Net Interest Income After Provision for Credit Losses	113,209	83,382	12,500	(1,517)	207,574
Noninterest Income	42,577	14,038	29,971	16,140	102,726
Noninterest Expense	(103,498)	(35,029)	(30,207)	(4,723)	(173,457)
Income Before Provision for Income Taxes	52,288	62,391	12,264	9,900	136,843
Provision for Income Taxes	(18,629)	(22,264)	(4,537)	3,042	(42,388)
Net Income	$33,659	$40,127	$7,727	$12,942	$94,455
Total Assets as of June 30, 2016 [1]	$5,076,204	$3,239,572	$282,143	$7,262,982	$15,860,901

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share amounts)	2017	2017	2016	2016	2016
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$90,909	$87,937	$86,532	$83,489	$82,323
Income on Investment Securities
Available-for-Sale	11,835	11,084	10,244	10,313	10,521
Held-to-Maturity	19,918	19,706	19,213	19,315	20,168
Deposits	2	5	2	1	2
Funds Sold	696	890	795	695	618
Other	208	230	281	166	153
Total Interest Income	123,568	119,852	117,067	113,979	113,785
Interest Expense
Deposits	4,998	3,691	3,448	3,232	3,081
Securities Sold Under Agreements to Repurchase	5,079	5,185	5,406	5,713	6,134
Funds Purchased	39	3	3	3	3
Short-Term Borrowings	64	—	—	—	—
Other Debt	1,109	1,101	1,117	1,119	1,017
Total Interest Expense	11,289	9,980	9,974	10,067	10,235
Net Interest Income	112,279	109,872	107,093	103,912	103,550
Provision for Credit Losses	4,250	4,400	3,250	2,500	1,000
Net Interest Income After Provision for Credit Losses	108,029	105,472	103,843	101,412	102,550
Noninterest Income
Trust and Asset Management	11,796	11,479	11,232	11,008	12,707
Mortgage Banking	3,819	3,300	6,256	6,362	4,088
Service Charges on Deposit Accounts	8,009	8,325	8,537	8,524	8,150
Fees, Exchange, and Other Service Charges	13,965	13,332	13,731	14,023	13,978
Investment Securities Gains (Losses), Net	(520)	12,133	(337)	(328)	(312)
Annuity and Insurance	2,161	1,995	1,457	1,653	2,006
Bank-Owned Life Insurance	1,550	1,497	1,551	1,911	1,551
Other	4,456	3,855	4,076	4,961	4,351
Total Noninterest Income	45,236	55,916	46,503	48,114	46,519
Noninterest Expense
Salaries and Benefits	50,113	51,602	50,622	49,725	50,289
Net Occupancy	8,131	8,168	7,581	8,510	7,158
Net Equipment	5,706	5,501	5,191	4,913	5,065
Data Processing	3,881	3,410	3,665	3,620	3,972
Professional Fees	2,592	2,779	2,990	2,396	2,047
FDIC Insurance	2,097	2,209	2,015	2,104	2,144
Other	15,669	14,899	17,525	16,264	15,396
Total Noninterest Expense	88,189	88,568	89,589	87,532	86,071
Income Before Provision for Income Taxes	65,076	72,820	60,757	61,994	62,998
Provision for Income Taxes	20,414	21,644	17,244	18,501	18,753
Net Income	$44,662	$51,176	$43,513	$43,493	$44,245

Basic Earnings Per Share	$1.05	$1.21	$1.03	$1.02	$1.04
Diluted Earnings Per Share	$1.05	$1.20	$1.02	$1.02	$1.03

Balance Sheet Totals
Loans and Leases	$9,387,613	$9,113,809	$8,949,785	$8,694,097	$8,331,469
Total Assets	16,981,292	16,664,215	16,492,367	16,014,643	15,860,901
Total Deposits	14,784,649	14,476,533	14,320,240	13,808,365	13,643,807
Total Shareholders' Equity	1,213,757	1,193,137	1,161,537	1,163,859	1,157,219

Performance Ratios
Return on Average Assets	1.09%	1.26%	1.07%	1.09%	1.14%
Return on Average Shareholders' Equity	14.87	17.63	14.90	14.89	15.56
Efficiency Ratio [1]	55.99	53.42	58.33	57.58	57.35
Net Interest Margin [2]	2.92	2.89	2.83	2.80	2.85

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).

[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Five Months Ended		Year Ended
($ in millions; jobs in thousands)	May 31, 2017		December 31, 2016		December 31, 2015
Hawaii Economic Trends
State General Fund Revenues [1]	$2,673.5	2.8%	$6,215.4	3.6%	$5,998.6	8.4%
General Excise and Use Tax Revenue [1]	$1,384.2	2.4%	$3,205.7	2.0%	$3,141.5	5.4%
Jobs [2]	673.1		671.7		658.8

				June 30,	December 31,
(spot rates)				2017	2016	2015
Unemployment [3]
Statewide, seasonally adjusted				2.7%	2.9%	3.2%

Oahu				3.1	2.4	2.7
Island of Hawaii				4.0	3.1	3.7
Maui				3.4	2.7	3.1
Kauai				3.2	2.8	3.5

			June 30,	December 31,
(percentage change, except months of inventory)			2017	2016	2015	2014
Housing Trends (Single Family Oahu) [4]
Median Home Price			3.2%	5.0%	3.7%	3.8%
Home Sales Volume (units)			4.4%	6.5%	5.2%	(0.8)%
Months of Inventory			2.7	2.5	2.6	2.6

			Monthly Visitor Arrivals,		Percentage Change
(in thousands)			Not Seasonally Adjusted		from Previous Year
Tourism [5]

May 31, 2017				751.2		4.5
April 30, 2017				753.0		7.5
March 31, 2017				802.8		2.1
February 28, 2017				700.4		1.7
January 31, 2017				756.3		4.9
December 31, 2016				828.5		3.6
November 30, 2016				696.9		4.7
October 31, 2016				717.5		4.3
September 30, 2016				666.6		3.0
August 31, 2016				780.7		3.1
July 31, 2016				835.4		2.1
June 30, 2016				800.3		4.2
May 31, 2016				718.9		1.3
April 30, 2016				700.6		3.4
March 31, 2016				786.3		0.8
February 29, 2016				688.8		4.1
January 31, 2016				721.0		6.2
December 31, 2015				799.5		4.4
November 30, 2015				665.9		4.4
October 31, 2015				687.7		4.0
September 30, 2015				647.2		3.9
August 31, 2015				757.5		3.1
July 31, 2015				818.5		5.9
June 30, 2015				767.9		6.0
May 31, 2015				709.7		9.3
April 30, 2015				677.8		2.3
March 31, 2015				780.1		7.0
February 28, 2015				661.7		2.3
January 31, 2015				678.9		(0.6)

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U. S. Bureau of Labor
[3] Source: Hawaii Department of Labor and Industrial Relations, County jobs data not seasonally adjusted.
[4] Source: Honolulu Board of REALTORS
[5] Source: Hawaii Tourism Authority
Note: Certain prior period seasonally adjusted information has been revised.